Exhibit 3.36(b)

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

US ONCOLOGY REIMBURSEMENT SOLUTIONS, LLC

This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of US Oncology Reimbursement Solutions, LLC (the “Company”), is entered into as of December 31, 2007 by Physician Reliance Network, LLC, the sole member of the Company (the “Member”), pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended (the “Act”), to govern the affairs of the Company and the conduct of its business.

RECITALS

WHEREAS, US Oncology Corporate, Inc. (the “Former Member”), as the sole member of the Company, adopted the Company’s Limited Liability Company Agreement, dated as of July 12, 2007 (the “Prior Agreement”);

WHEREAS, the Member and the Former Member entered into that certain Distribution Agreement, dated as of the date hereof, pursuant to which, among other things, the Former Member distributed all of its limited liability company interest in the Company to the Member as a dividend in respect of the common stock of the Former Member owned by the Member; and

WHEREAS, the Member wishes to enter into this Agreement to amend, restate and supersede in its entirety, the Prior Agreement, to constitute the limited liability company agreement of the Company in accordance with the Act, and to provide for, among other things, the admission of the Member as the sole member of the Company and certain other matters;

NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the Member hereby agrees that the Prior Agreement is amended, superseded and restated in its entirety by this Agreement, and that this Agreement constitutes the adoption of the amended and restated limited liability company agreement of the Company in accordance with the Act by the persons constituting all of the members of the Company and further agree as follows:

AGREEMENT

1. Formation. The Company was formed on July 12, 2007, when its Certificate of Formation was filed with the Secretary of State of the State of Delaware pursuant to and in accordance with the Act.

2. Name. The name of the Company is “US Oncology Reimbursement Solutions, LLC” and all business must be conducted in that name or such other names that comply with applicable law.

3. Purpose. The purpose for which the Company is organized is to transact any and all lawful business for which limited liability companies may be organized under the Act and that is not forbidden by the law of the jurisdiction in which the Company engages in that business.

4. Registered Office. The registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

5. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

6. Principal Office. The principal office of the Company (at which the books and records of the Company will be maintained) will be at 16825 Northchase Dr., Suite 1300, Houston, Texas 77060.

7. Member. The name and the mailing address of the Member is as follows:

Physician Reliance Network, LLC

16825 Northchase Dr., Suite 1300

Houston, Texas 77060

8. Certificated Interests. The Company shall issue one or more certificates for such limited liability company interests to the Member. The Member’s limited liability company interests shall be governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware from time to time (the “UCC”) and shall constitute a “security” as defined in Section 8-102(a)(15) of the UCC.

9. Powers. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 3 including any and all powers set forth in the Act.

10. Term. The term of the Company commenced on the date of the filing of the Certificate of Formation in the Office of the Secretary of State of the State of Delaware and shall be perpetual, unless it is dissolved sooner as a result of: (a) the written election of the Member, or (b) any other event causing dissolution under the Act.

11. Capital Contributions. The Member shall make capital contributions to the Company at such times and in such amounts as determined by the Member.

12. Management.

(a) Managers. Subject to the provisions of the Act and any limitations in this Agreement as to action required to be authorized or approved by the Member, the business and affairs of the Company shall be managed and all its powers shall be exercised by or under the direction of a Board of Managers. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board of Managers shall have the following powers:

(i) To conduct, manage and control the business and affairs of the Company and to make such rules and regulations therefor not inconsistent with law or this Agreement, as the Board of Managers shall deem to be in the best interest of the Company;

(ii) To borrow money and incur indebtedness for the purposes of the Company and to cause to be executed and delivered therefor, in the Company’s name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debts and securities therefor;

(iii) To acquire real and personal property, arrange financing, enter into contracts and complete all other arrangements needed to effectuate the business of the Company.

(b) Number, Classes and Qualifications of Managers.

(i) The authorized number of Managers which shall constitute the initial Board of Managers shall be two (2). However, at any time, the Board of Managers may consist of less than two (2) Managers, and the Member shall not be compelled at any time to appoint additional Managers.

(ii) A Manager must be a natural person who is at least eighteen (18) years of age.

(iii) The Member shall designate all Managers. Further, the Member shall be entitled to designate a Manager as chairman of the Board of Managers.

(c) Removal of Managers. Any Manager or the entire Board of Managers may be removed at any time, with or without cause, by the Member.

(d) Majority Consent. A majority vote or consent of the Board of Managers shall be required to authorize or approve any actions of the Board of Managers.

(e) Vacancies; Resignations.

(i) A vacancy shall be deemed to exist in case of the death, resignation or removal, declaration of bankruptcy under the laws of any jurisdiction, mental incompetence adjudged by a court of competent jurisdiction in any state or country (including, without limitation, any territory, dependency or possession of the United States of America), or conviction by any court in any state or country (including, without limitation, any territory, dependency or possession of the United States of America) of any felony or any misdemeanor involving moral turpitude of any Manager; or if the authorized number of Managers be increased.

(ii) Any Manager may resign effective upon giving written notice to the Member, unless the notice specifies a later time for the effectiveness of such resignation.

(iii) The Member shall appoint or elect a successor thereto, to take office effective upon the departure of the vacating Manager or at such later time as shall be designated by the Member.

(f) Initial Managers. The initial Managers to hold office from and after the date of this Agreement until their removal pursuant to this Agreement or until their respective successors are appointed and qualified pursuant to this Agreement, are as follows:

R. Dale Ross

Bruce D. Broussard

(g) Compensation of Managers. Managers of the Company shall be entitled to such compensation as shall be approved by the Member.

(h) Meetings of Managers. Meetings of the Board of Managers for any purpose or purposes may be called at any time by any Manager. Notice of the time and place of meetings shall be delivered personally or by telephone to each Manager, or sent by first-class mail, courier service, or by facsimile transmission, charges prepaid, addressed to such Manager at his or her address as it appears upon the records of the Company or, if it is not so shown on the records and is not readily ascertainable, at the place at which the meetings of the Board of Managers are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least seven (7) days prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone as above provided, it shall be so delivered at least forty-eight (48) hours prior to the time of the holding of the meeting. Any notice given personally or by telephone may be communicated to either the Managers or to a person at the office of the Managers whom the person giving the notice has reason to believe will promptly communicate it to the Managers. Deposit in the mail, delivery to a courier service, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such Managers. The notice need not specify the purpose of the meeting.

13. Quorum: Alternates; Participation in Meetings By Conference Telephone Permitted; Vote Required for Action.

(i) Except as hereinafter provided, presence of a majority of the authorized number of Managers at a meeting of the Board of Managers constitutes a quorum for the transaction of business.

(ii) Each Manager shall have one (1) vote. Any Manager may, by written notice given to the chairman of the Board of Managers, appoint an alternate to attend and vote at meetings, or at any particular meeting, if the Manager is unable to attend. The presence of an alternate at any meeting shall be deemed to be presence of the Manager at such meeting for all purposes, and the vote of the alternate shall be deemed to be the vote of the relevant Manager. No Manager may retract the vote of any duly appointed alternate on behalf of such Manager, or other Manager voting on his or her behalf, after the close of the meeting at which such vote is made. In the event that the Manager who appointed an alternate attends a meeting, the appointment of such alternate shall be ineffective for such meeting, and the alternate shall have no right to be present or to participate in that meeting.

(iii) Managers may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Managers participating in such meeting can communicate with and hear each other.

(iv) Every act or decision done or made by a vote required hereunder shall be regarded as the act of the Board of Managers.

(b) Place of Meetings. Meetings of the Board of Managers shall be held at any place within or without the State of Delaware that has been designated from time to time by the Board of Managers. In the absence of such designation, meetings of the Board of Directors shall be held at the principal executive office of the Company.

(c) Waiver of Notice; Consent to Meeting. Notice of a meeting need not be given to any Manager who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Manager. All such waivers, consents and approvals shall be filed with the Company’s records and made a part of the minutes of the meeting.

(d) Action by Board of Managers Without a Meeting. Any action required or permitted to be taken by the Board of Managers may be taken without a meeting if a majority of the Managers authorized to vote shall individually or collectively consent in writing to such action. Such written consent or consents may be in counterparts and transmitted by facsimile or electronic mail and shall be filed with the minutes of the proceedings of the Board of Managers. Such actions by written consent shall have the same force and effect as a vote of the Board of Managers.

14. Officers.

(a) Appointment and Tenure.

(i) The Managers may or may not, from time to time, designate officers of the Company to carry out the day-to-day business of the Company.

(ii) The officers of the Company may consist of any number of individuals designated from time to time by the Managers. No officer need be a resident of the State of Delaware. Each officer shall hold his offices for such terms and shall have such authority and exercise such powers and perform such duties as determined from time to time by the Managers. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Managers.

(iii) The officers of the Company may consist of a president/chief executive officer, a secretary and a treasurer. The Managers may also designate one or more vice presidents, assistant secretaries, and assistant treasurers. The Managers may designate such other officers and assistant officers and agents as the Managers deem necessary.

(b) Removal. Any officer may be removed as such at any time by the Managers, either with or without cause, in the discretion of the Managers.

(c) President or Chief Executive Officer. The president or chief executive officer, if one is designated, shall be the chief executive officer of the Company, shall have general and active management of the day-to-day business and affairs of the Company as authorized from time to time by the Managers and shall be authorized and directed to implement all orders, resolutions and business plans adopted by the Managers.

(d) Vice Presidents. The vice presidents, if any are designated, in the order of their seniority, unless otherwise determined by the Managers, shall, in the absence or disability of the president or chief executive officer, perform the duties and have the authority and exercise the powers of the president or chief executive officer. They shall perform such other duties and have such other authority and powers as the Managers may from time to time prescribe.

(e) Secretary; Assistant Secretaries. The secretary, if one is designated, shall perform such duties and have such powers as the Managers may from time to time prescribe. The assistant secretaries, if any are designated shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the Managers may from time to time prescribe.

(f) Treasurer; Assistant Treasurers. The treasurer, if one is designated, shall have custody of the Company’s funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated from time to time by the Managers. The treasurer shall disburse the funds of the Company as may be ordered by the Managers, taking proper vouchers for such disbursements, and shall render the president or chief executive officer and the Managers, when so directed, an account of all his transactions as treasurer and of the financial condition of the Company. The treasurer shall perform such other duties and have such other powers as the Managers may from time to time prescribe. If required by the Managers, the treasurer shall give the Company a bond of such type, character and amount as the Managers may require. The assistant treasurers, if any are designated, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Managers may from time to time prescribe.

15. Distributions. The Company shall make cash distributions to the Member at such times and in such amounts as determined by the Managers.

16. Exculpation. Neither the Board of Managers, the Member, nor any owner, officer, director, employee or agent of the Company or the Member, shall be liable, responsible or accountable in damages or otherwise to the Company or the Member for any action taken or failure to act (even if such action or failure to act constituted the negligence of a person) on behalf of the Company within the scope of the authority conferred on the person described in this Agreement or by law unless such act or omission was performed or omitted fraudulently or constituted gross negligence or willful misconduct. To the extent that, at law or in equity, the Board of Managers, the Member, or any owner, officer, director, employee or agent of the Company or the Member have duties (including fiduciary duties) and liabilities relating to the Company, the Board of Managers, the Member or any owner, officer, director, employee or agent of the Company or the Member acting under this Agreement shall not be liable to the Company or the Member for their reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of the Board of Managers, the Member or any owner, officer, director, employee or agent of the Company or the Member otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of the Board of Managers, the Member or any owner, officer, director, employee or agent of the Company or the Member.

17. Indemnification.

(a) To the fullest extent permitted by law, the Board of Managers, the Member and the officers, directors, employees and agents of the Company or the Member or an affiliate thereof (individually, an “Indemnitee”) shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, judgments, liabilities, obligations, penalties, settlements and reasonable expenses (including legal fees) arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, by reason of its status as (i) a Member of the Board of Managers, (ii) a Member of the Company or (iii) an officer, director, employee or agent of the Company or the Member or an affiliate thereof, regardless of whether the Indemnitee continues to be a Member of the Board of Managers, a Member or an officer, director, employee or agent of the Member or an affiliate thereof at the time any such liability or expense is paid or incurred, unless the act or failure to act giving rise to indemnity hereunder was performed or omitted fraudulently or constituted gross negligence or willful misconduct.

(b) The Company may purchase and maintain insurance on behalf of the Board of Managers and such other persons as the Board of Managers shall determine against any liability that may be asserted against or expense that may be incurred by such person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of this Agreement.

(c) Expenses incurred by any Indemnitee in defending any claim with respect to which such Indemnitee may be entitled to indemnification by the Company hereunder (including without limitation reasonable attorneys’ fees and disbursements) shall, to the maximum extent permitted by law, be advanced by the Company prior to the final disposition of such claim, upon receipt of a written undertaking by or on behalf of such Indemnitee to repay the advanced amount of such expenses unless it is determined ultimately that the Indemnitee is entitled to indemnification by the Company under Section 15(a).

(d) The indemnification provided in this Section 16 is for the benefit of the Indemnitees and shall not be deemed to create any right to indemnification for any other persons.

18. Amendments to this Agreement. The power to alter, amend, restate or repeal this Agreement or to adopt a new limited liability company agreement is vested in the Member. This Agreement may be amended, modified, supplemented or restated in any manner permitted by applicable law and approved by the Member.

19. Authorized Person. The execution by Melisa Jacobs, as an “authorized person” within the meaning of the Act, of the Certificate and the filing of the Certificate with the Secretary of State of the State of Delaware are hereby ratified, confirmed and approved. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, Melisa Jacobs powers as an “authorized person” ceased.

20. Construction. Unless the context otherwise requires: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to Sections refer to Sections of this Agreement; and (c) words used in the singular shall also denote the plural, and words used in the plural shall also denote the singular. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

21. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

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IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, has duly executed this Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

PHYSICIAN RELIANCE NETWORK, LLC,
its Sole Member

By:	/s/ Phillip H. Watts
	Name:	Phillip H. Watts
	Title:	Vice President, Assistant Treasurer and Assistant Secretary